UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 27, 2005
 Date of Report (Date of Earliest Event Reported)

WM. WRIGLEY JR. COMPANY
(Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 North Michigan Avenue Chicago, Illinois		60611

(Address of principal executive Offices)		(Zip Code)

(312) 644-2121

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Wm. Wrigley Jr. Company (the “Company”) in connection with the matters described herein.

Item 1.01:	Entry into a Material Definitive Agreement

          On June 27, 2005, the Company entered into a Credit Agreement, dated as of June 27, 2005 (the “Bridge Credit Agreement”), among the Company, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Bridge Credit Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference. The Bridge Credit Agreement provides for an unsecured facility with an aggregate commitment of $1,500,000,000, subject to customary conditions precedent, and matures on June 25, 2006. Borrowings under the Bridge Credit Agreement may be either floating rate loans or Eurodollar loans. Floating rate loans bear interest at the higher of (i) the Prime Rate (as defined in the Bridge Credit Agreement) for such day and (ii) the Federal Funds Effective Rate (as defined in the Bridge Credit Agreement) plus 0.50%. Eurodollar loans bear interest at the sum of (i) the LIBO Rate (as defined in the Bridge Credit Agreement) plus (ii) 0.135% per annum. The Bridge Credit Agreement requires the Company to pay the Administrative Agent for the account of each Lender a quarterly fee in arrears at a rate of 0.04% per annum on such Lender’s commitment, whether used or unused.

          The Bridge Credit Agreement contains customary representations and warranties and affirmative and negative covenants including, among others, covenants relating to financial reporting, conduct of business, merger, incurrence of liens, maintenance of a certain financial ratio and incurrence of subsidiary indebtedness. The said representations, warranties and covenants are valid as between the parties and as of the date of entering the Bridge Credit Agreement and they are not factual information to investors about the Company. Investors are advised to review the Company’s periodic filings with the SEC and posted on the Company’s website at www.wrigley.com under the caption “INVESTORS”, for information about the Company’s financial condition.

          The Bridge Credit Agreement is available primarily as a back-up for the Company’s outstanding commercial paper notes.  However, the Company may also draw on the facility for general corporate purposes.

          The Bridge Credit Agreement provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to pay material indebtedness or the acceleration thereof, failure to comply with covenants, certain insolvency or receivership events affecting the Company or its subsidiaries, failure of representation or warranty to be true when made or deemed made and a Change in Control (as defined in the Bridge Credit Agreement). In the event of a default by the Company, the requisite number of Lenders (or the Administrative Agent at their request) may declare all amounts owing under the Bridge Credit Agreement immediately due and payable, terminate the Lenders’ commitments to make loans under the Bridge Credit Agreement and/or exercise any and all remedies and other rights under the Bridge Credit Agreement. For certain defaults related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable.

          Certain of the Lenders, as well as certain of their respective affiliates, have performed, and may in the future perform, for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Item 2.01:	Completion of Acquisition or Disposition of Asset.

          On June 29, 2005, the Company issued four press releases, attached hereto as Exhibits 99.2, 99.3, 99.4 and 99.5 and incorporated herein by reference, announcing, among other things, that it has completed its previously announced acquisition of certain confectionery assets from Kraft Foods Global Inc. (“Kraft”) on the same date.  The final  purchase price was $1.46 billion, subject to post-closing inventory adjustments, reduced from the previously announced purchase price of $1.48 billion due to a purchase price reduction related to certain assets not acquired.   The Asset Purchase Agreement, dated as of November 14, 2004, between Kraft and the Company was filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on November 18, 2004.

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          The Company primarily funded its acquisition of the Kraft assets through the issuance of approximately $1,350,000,000 in unsecured commercial paper notes (the “Notes”). Issued on June 27, 2005, the Notes mature on varying dates and bear varying interest rates as follows:

Maturity Date	Gross Amount	Annual Interest Rate

July 14, 2005	$1,000,000	3.23%
July 26, 2005	$50,000	3.23%
August 25, 2005	$50,000	3.32%
September 23, 2005	$50,000	3.35%
November 23, 2005	$75,000	3.45%
December 23, 2005	$125,000	3.55%
Total	$1,350,000
(Dollars are stated in thousands.)

          For more information on the Company’s commercial paper program, see the Current Report on Form 8-K filed by the Company on May 4, 2005.

          The information provided in Item 1.01 and 2.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01:	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial statements required to be filed pursuant to this Item 9(a) will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The financial statements required to be filed pursuant to this Item 9(b) will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(c)	Exhibits.

Exhibit No.	Description

99.1	Credit Agreement, dated as of June 27, 2005, among Wm. Wrigley Jr. Company, a Delaware corporation, the Lenders thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.2	The Company’s Press Release dated June 29, 2005, announcing, among other things, the completion of the acquisition of the certain assets of Kraft Foods Global Inc.

99.3	The Company’s Press Release dated June 29, 2005, announcing the newly acquired facility from Kraft located in Chattanooga, Tennessee will be used for the production of ALTOIDS mints.

99.4

The Company’s Press Release dated June 29, 2005, announcing that part of the Company’s global supply chain realignment involves transferring chewing gum production  at the Company’s Chicago factory to its facility in Yorkville, Illinois and phasing out production at the Chicago factory over the next 18 months.

99.5

The Company’s Press Release dated June 29, 2005,  announcing that part of its global supply chain realignment includes transferring gum base production from L. A. Dreyfus Company, it’s Edison, New Jersey-based subsidiary, to the Company’s largest gum making facility in Gainesville, Georgia, over the next 18 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY

	By:	/s/ HOWARD MALOVANY

	Name:	Howard Malovany
	Title:	Vice President, Secretary and General Counsel

Date: July 1, 2005

INDEX TO EXHIBITS

(99)	ADDITIONAL EXHIBITS

99.1	Credit Agreement, dated as of June 27, 2005, among Wm. Wrigley Jr. Company, a Delaware corporation, the Lenders thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent.

99.2	The Company’s Press Release dated June 29, 2005, announcing, among other things, the completion of the acquisition of the certain assets of Kraft Foods Global Inc.

99.3	The Company’s Press Release dated June 29, 2005, announcing the newly acquired facility from Kraft located in Chattanooga, Tennessee will be used for the production of ALTOIDS mints.

99.4

The Company’s Press Release dated June 29, 2005, announcing that part of the Company’s global supply chain realignment involves transferring chewing gum production at the Company’s Chicago factory to it’s facility at Yorkville, IL and phasing out production at the Chicago factory over the next 18 months.

99.5

The Company’s Press Release dated June 29, 2005, announcing that  part of it’s global supply chain realignment includes transferring gum base production from L. A. Dreyfus Company, it’s Edison, New Jersey-subsidiary, to the Company’s largest gum making facility in Gainesville, Georgia over the next 18 months.